EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 333-76092 of EarthShell Corporation on Form S-3 of our report dated March 23, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to EarthShell Corporation's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of EarthShell Corporation for the year ended December 31, 2003.


/s/ Farber & Hass LLP

Camarillo, California
March 23, 2004